Exhibit 99.1

AMENDMENT TO SENIOR NOTE

This Amendment to Senior Note (the “Amendment”) is entered into as of October 8, 2025, by and between Bespoke Extracts, Inc., a Nevada corporation (“Borrower”), and Infinity Management, LLC (“Holder”).

Recitals

WHEREAS, Borrower and Holder entered into a Senior Note dated September 26, 2023, in the principal amount of $849,500.00 (the “Note”);

WHEREAS, on November 11, 2024, the parties mutually agreed to extend the Maturity Date of the Note until June 30, 2026;

WHEREAS, the parties now desire to further amend the Note to modify the Maturity Date;

Amendment

1.	Maturity Date Modification: Section 1 of the Note is hereby amended to replace the Maturity Date of June 30, 2026, with a new Maturity Date of June 30, 2027. All other terms and conditions of Section 1 remain unchanged.

Miscellaneous

2.	Effect of Amendment: Except as specifically amended herein, all other terms and conditions of the Note shall remain in full force and effect.

3.	Governing Law: This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

4.	Counterparts: This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BESPOKE EXTRACTS, INC.

By:	/s/
Name:	Hunter Garth
Title:	President

AGREED TO AND ACCEPTED: HOLDER

INFINITY MANAGEMENT, LLC

By:	/s/
Name:	Michael Feinsod
Title:	Manager